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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ______________________


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 6, 1996



                              ERC INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)


            DELAWARE                    0-14439           76-0382879
  (State or other jurisdiction        (Commission      (I.R.S. Employer
of incorporation or organization)     File Number)    Identification No.)

                        15835 PARK TEN PLACE, SUITE 115
                              HOUSTON, TEXAS 77084
                             (Address of Principal
                               Executive Offices)


                                 (713) 398-8901
              (Registrant's telephone number, including area code)
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          With respect to each contract, agreement or other document referred to herein and filed with the Securities and Exchange Commission as an exhibit to this report, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

ITEM 5.  OTHER EVENTS.

          On June 6, 1996, ERC Industries, Inc., a Delaware corporation (the "Company"), and John Wood Group PLC, a company incorporated under the laws of the United Kingdom and registered in Scotland ("Wood Group"), entered into an Investment Agreement (the "Investment Agreement") pursuant to which the Company agreed to issue and sell, and Wood Group agreed to purchase, 7,384,616 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"). The aggregate purchase price for the Shares was $6,000,000.50, or $0.8125 ($13/16) per Share. Such transaction (the "Transaction") was consummated on June 6, 1996.

          Prior to the consummation of the Transaction, Wood Group owned approximately 58% of the outstanding shares of the Company's Common Stock. Prior to the negotiation and consummation of the transaction, the Company's Board of Directors formed a special committee of its outside independent directors (the "Special Committee") to evaluate and negotiate the Transaction. The Special Committee engaged Howard, Weil, Labouisse, Friedrichs Incorporated ("Howard Weil"), as its financial advisor to assist it in evaluating and determining the fairness of the Transaction to the Company's stockholders. On June 5, 1996, Howard Weil delivered an opinion stating that the terms of the consideration to be received by the Company in the Transaction were fair to the Company's stockholders from a financial point of view.

          In connection with the Investment Agreement, as part of the consideration for the purchase of the Shares, the Company granted certain registration rights to Wood Group pursuant to a Registration Rights Agreement, dated as of June 6, 1996 (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, the Company granted to Wood Group and its assignees the right to require the Company to register the offer and sale of the Shares up to two times, subject to certain deferral and cutback provisions. In addition, the Company also granted to Wood Group and its assignees, certain incidental or "piggyback" registration rights, which allow Wood Group to participate in certain underwritten public offerings initiated by the Company, subject to certain limitations and conditions set forth therein. Under the terms of the Registration Rights Agreement, the ability of Wood Group to exercise the rights granted thereunder may not be subordinated or subject to registration rights of any other person or entity. The rights granted under the Registration Rights Agreement terminate on the earlier of (i) June 6, 2001 or
(ii) such time as the Shares may be immediately sold under Rule 144 under the Securities Act of 1933, as amended, during any 90-day period.

          As a result of the consummation of the Transaction, as of June 6, 1996, Wood Group owned an aggregate of 15,467,820 shares of Common Stock, representing approximately 72.8% of the outstanding shares of Common Stock.
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ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS.

 10.1 Investment Agreement, dated as of June 6, 1996, by and between the Company and Wood Group.

 10.2 Registration Rights Agreement, dated as of June 6, 1996, by and between the Company and Wood Group.

 23      Consent of Howard Weil.

 99      Press Release, dated June 6, 1996.

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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ERC INDUSTRIES, INC.
                                    ("Registrant")



Date:  June 19, 1996                /s/ WENDELL R. BROOKS
                                    --------------------------------
                                    Wendell R. Brooks
                                    President
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                               INDEX TO EXHIBITS
                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                                                                  PAGE
- ------                                                              ------------
 10.1    Investment Agreement, dated as of June 6, 1996, by and between the Company and Wood Group.

 10.2 Registration Rights Agreement, dated as of June 6, 1996, by and between the Company and Wood Group.

 23      Consent of Howard Weil.

 99      Press Release of the Company, dated June 6, 1996.